UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016 (May 19, 2016)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor

New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Two Harbors Investment Corp. (the “Company”) held its Annual Meeting on May 19, 2016 in Naples, Florida for the purpose of (i) electing nine directors to serve on the Company’s board of directors until the 2017 Annual Stockholders Meeting, (ii) approving the advisory vote relating to executive compensation; and (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Proposal 1 — Election of Directors

Each of the nine director nominees proposed by the Company’s board of directors was elected to serve as a director until the Company’s 2017 Annual Stockholders Meeting, or until his or her successor is duly elected and qualified. The voting results for each director nominee were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
E. Spencer Abraham	188,099,749	32,382,921	457,276	84,126,051
James J. Bender	185,357,737	35,106,937	475,272	84,126,051
Stephen G. Kasnet	214,420,925	6,042,690	476,331	84,126,051
Lisa A Pollina	218,471,902	2,004,437	463,607	84,126,051
William Roth	213,363,108	7,122,483	454,355	84,126,051
W. Reid Sanders	211,710,842	8,730,710	498,394	84,126,051
Thomas E. Siering	218,039,389	2,397,241	503,316	84,126,051
Brian C. Taylor	213,099,960	7,371,590	468,396	84,126,051
Hope W. Woodhouse	218,112,655	2,363,470	463,821	84,126,051

Proposal 2 — Advisory Vote Relating to Executive Compensation

Stockholders approved the advisory resolution on the Company’s executive compensation. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes
114,231,044	103,856,720	2,852,182	84,126,051

Proposal 3 —Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The proposal received the following final voting results:

For	Against	Abstain
302,980,037	1,399,310	686,650

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel